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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                September 5, 2000
                        (Date of earliest event reported)

                                 SPACEDEV, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Colorado                          000-28947                      84-1374613
(State or Other                     (Commission                   (IRS Employer
Jurisdiction of                     File Number)                  Identification
 Incorporation)                                                       Number)


                       13855 Stowe Drive, Poway, CA 92064
               (Address of Principal Offices, including zip code)


                                 (858) 375-2000
              (Registrant's telephone number, including area code)


Item 5.     Other Events

Appointment of Independent Director

         Effective September 5, 2000, Registrant appointed Mr. Curt Dean Blake as an interim director to the Registrant's Board of Directors. Mr. Blake will act as one of two independent directors to the Board, the other being Mr. Wesley
T. Huntress (who has served on the board since Registrant's annual meeting held June 30, 1999.

         Mr. Blake brings to the SpaceDev Board years of top-level experience in rapid growth, high-tech media-related companies. Mr. Blake's strengths include media deal negotiation, corporate strategy, intellectual property rights, mergers and acquisitions and public company legal experience.

         Mr. Blake acted as the Chief Operating Officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs, and operations for the world's most successful collection of content sites on the Internet. During that time, he developed business strategies, financial models, and structured and negotiated venture agreements for Starwave's flagship site, ESPN Sportszone, at that time the highest traffic destination site on the Internet. He also developed and negotiated venture agreements with the NBA, NFL, Outside Magazine and NASCAR to create sites around these brands. Mr. Blake negotiated sale of controlling interest in Starwave Corporation to Disney/ABC (NYSE:DIS).

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         Prior to Starwave, Mr. Blake worked at Corbis from 1992 to 1993, where he led the acquisitions and licensing effort to fulfill Bill Gates's vision of creating the largest taxonomic database of digital images in the world. Mr. Blake acted as General Counsel to Aldus Corporation (now NASDAQ:ADBE) from 1989 to 1992, where he was responsible for all legal matters of the $125 million public corporation and its subsidiaries. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates and Lucas, during which time he was assigned as onsite counsel to the Microsoft Corporation (Nasdaq:MSFT) where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions.

         Mr. Blake has an MBA and JD from the University of Washington.

         Legal Proceedings

         In March 1999, Space Innovations Limited (SIL), a then subsidiary of Registrant, won a contract to build the satellite bus (structural chassis and some avionics) for an Australian domestic spacecraft project, FedSat. SIL was to deliver the bus to the Cooperative Research Centre for Satellite Systems (CRCSS) in early 2000, and FedSat was intended to be launched as a secondary or "piggyback" satellite on a National Space Development Agency of Japan (NASDA) H-IIA rocket in November 2000. In connection with the CRCSS agreement, SIL was required to provide a performance bond and, as SIL's parent corporation, Registrant obtained a performance bond from Technical & General Guarantee Company Limited, an English company (T&G). In conjunction with that guarantee, Registrant was required to enter into a Deed of Counter Indemnity with T&G providing for the indemnification of T&G against any losses, costs, damages, expenses and demands arising out of SIL's actual and contingent liability under the performance bond.

         On December 17, 1999, the Company's Board of Directors entered into a Mutual Release and Rescission of Agreement ("Release Agreement") to rescind the original acquisition of SIL, effective October 1, 1998. SIL has since filed for bankruptcy under the laws of England. On or about September 5, 2000, Registrant received a demand from T&G under the Deed of Counter Indemnity for $300,000 Australian Dollars (approximately $162,600 United States Dollars) based on SIL's alleged failure to perform under the contract. Registrant is in the process of investigating the claim(s) made against the performance bond upon which this demand is being made. In the event Registrant is required to indemnify T&G on the demand, it is Registrant's intention to pursue indemnification against SIL to the extent allowed by the bankruptcy laws of England.

Item 7.     Exhibits

             10.1     Mutual Rescission and Release of Share Acquisition
                      Agreement*

             10.2     Deed of Counter-Indemnity dated August 28, 1999.

             99.1     Press Release, dated September 6, 2000.

*Incorporated by reference from Registrant's Registration Statement on Form 10-SB filed January 18, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SPACEDEV, INC.


Dated: September 20, 2000                 By:  /s/ James W. Benson
                                            ------------------------
                                            Name: James W. Benson
                                            Title: Chief Executive Officer